As filed with the Securities and Exchange Commission on May 30, 2012

Registration No. 333-181585

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	76-0415919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
500 Dallas Street, Suite 2300 Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

(Full title of the plan)

Marcus G. Bolinder

Senior Counsel

Carrizo Oil & Gas, Inc.

500 Dallas Street, Suite 2300

Houston, Texas 77002

(713) 328-1000

(Name, address, and telephone number, including area code, of agent for service)

With Copies to:

Gene J. Oshman

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-181585) of Carrizo Oil & Gas, Inc. is being filed solely for the purpose of correcting the signature page to the Registration Statement that was filed with the Commission on May 22, 2012. This amendment does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

SIGNATURES

Under the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 30, 2012.

CARRIZO OIL & GAS, INC. (Registrant)

By:	/s/ Paul F. Boling
Paul F. Boling
Vice President

Under the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 30, 2012.

Signature	Title

*	President, Chief Executive Officer and Director (Principal Executive Officer)
S.P. Johnson IV

/s/ Paul F. Boling	Chief Financial Officer, Vice President, Secretary, and Treasurer (Principal Financial Officer)
Paul F. Boling

*	Vice President and Chief Accounting Officer (Principal Accounting Officer)
David L. Pitts

*	Chairman
Steven A. Webster

*	Director
Thomas L. Carter, Jr.

*	Director
F. Gardner Parker

*	Director
Roger A. Ramsey

*	Director
Frank A. Wojtek

*By:	/s/ Paul F. Boling
Paul F. Boling, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.		Description of Exhibit

3.1	—	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997).

3.2	—	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 25, 2008).

3.3	—	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 3, 2008).

4.1	—	Form of certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-29187)).

4.2	—	Amended and Restated Incentive Plan of Carrizo Oil & Gas, Inc. effective as of April 30, 2009 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 6, 2009).

4.3	—	First Amendment dated May 16, 2012 to Amended and Restated Incentive Plan of Carrizo Oil & Gas, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 22, 2012).

**5.1	—	Opinion of Baker Botts L.L.P.

**23.1	—	Consent of KPMG LLP

**23.2	—	Consent of Fairchild & Wells, Inc.

**23.3	—	Consent of LaRoche Petroleum Consultants, Ltd.

**23.4	—	Consent of Ryder Scott Company, L.P. (U.S.)

**23.5	—	Consent of Ryder Scott Company, L.P. (U.K.)

**23.6	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

**24.1	—	Power of Attorney (included on the signature page to the Registration Statement when initially filed).

**	Previously filed with the Registration Statement on May 22, 2012.